==================================================================






                 POTOMAC ELECTRIC POWER COMPANY

        1900 Pennsylvania Avenue, N.W., Washington, D.C.

                               TO

                      THE BANK OF NEW YORK

                101 Barclay Street, New York, NY

                                         as Trustee

                       ------------------




                     Supplemental Indenture

                 Dated as of __________ __, 199_




                       ------------------

           Supplemental to Mortgage and Deed of Trust

                       Dated July 1, 1936

                       ------------------

         FIRST MORTGAGE BONDS, ____ % SERIES DUE ____










==================================================================

                 POTOMAC ELECTRIC POWER COMPANY

     SUPPLEMENTAL INDENTURE DATED AS OF __________ __, 199_

                       TABLE OF CONTENTS*




                                                               PAGE

Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                             PART I

                      Description of Bonds

Section 1.  General description of Bonds of ____ Series. . . . . .
Section 2.  Form of face of Bond of ____ Series. . . . . . . . . .
            Form of Trustee's certificate. . . . . . . . . . . . .
            Text appearing on reverse side of Bond of ____ Series.
Section 3.  Denominations of Bonds of ____ Series. . . . . . . . .
Section 4.  Execution and form of temporary Bonds of ___ Series. .

                             PART II

                         Issue of Bonds

Section 1.  Limitation as to principal amount. . . . . . . . . . .
Section 2.  Issue of Bonds of ___ Series . . . . . . . . . . . . .

                            PART III

                 Redemption at Option of Company

Section 1.  Bonds of ____ Series redeemable. . . . . . . . . . . .
Section 2.  Event of Default under Senior Note Indenture . . . . .
Section 3.  Occurrence of Release Date . . . . . . . . . . . . . .
Section 4.  Cancellation . . . . . . . . . . . . . . . . . . . . .

                             PART IV

         Additional Particular Covenants of the Company

Section 1.  Company not to withdraw moneys pursuant to Section 2 of
            Article VIII in excess of an amount equal to principal
            amount of issued refundable bonds. . . . . . . . . . .
Section 2. No property additions made on or prior to December 31, 1946 to be used for any purpose under the Indenture .

                             PART V

Amendment of Indenture to Permit Qualification Under Trust
      Indenture Act of 1939. . . . . . . . . . . . . . . . . . . .

                             PART VI

Amendment of Original Indenture. . . . . . . . . . . . . . . . . .

                            PART VII

                           The Trustee

Acceptance of trusts by the Trustee. . . . . . . . . . . . . . . .
Trustee not responsible for validity of the Supplemental Indenture

                            PART VIII

                    Miscellaneous Provisions

Execution of Supplemental Indenture in counterparts. . . . . . . .
Appointment of attorneys-in-fact by parties. . . . . . . . . . . .
Testimonium. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Execution. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Company's Acknowledgments. . . . . . . . . . . . . . . . . . . . .
Trustee's Acknowledgments. . . . . . . . . . . . . . . . . . . . .



____________________

      The Table of Contents is not part of the Supplemental
Indenture and should not be considered as such. It is included herein only for purposes of convenient reference.

      SUPPLEMENTAL INDENTURE, dated as of the ___ day of _________, nineteen hundred and ninety-_________ (199_), made by and between Potomac Electric Power Company, a corporation organized and existing under the laws of the District of Columbia and a domestic corporation of the Commonwealth of Virginia (hereinafter sometimes called the "Company"), party of the first part, and The Bank of New York, a New York banking corporation organized and existing under the laws of the State of New York (hereinafter sometimes called the "Trustee"), as trustee under the Mortgage and Deed of Trust dated July 1, 1936, hereinafter mentioned, party of the second part;

      WHEREAS, the Company has heretofore executed and delivered its Mortgage and Deed of Trust, dated July 1, 1936 (hereinafter sometimes referred to as the "Original Indenture"), to The Riggs National Bank of Washington, D.C., as trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series; and

      WHEREAS, the Trustee has succeeded The Riggs National Bank of Washington, D.C. as trustee under the Original Indenture pursuant to Article XIII, Section 3 thereof; and

      WHEREAS, pursuant to the terms and provisions of the Original Indenture, indentures supplemental thereto dated as of July 1, 1936, December 1, 1939, August 1, 1940, August 1, 1942, January 1,
1948, May 1, 1949, May 1, 1950, March 1, 1952, May 15, 1953, May
16, 1955, June 1, 1956, December 1, 1958, November 16, 1959,
December 1, 1960, February 15, 1963, May 15, 1964, April 1, 1966,
May 1, 1967, February 15, 1968, March 15, 1969, February 15, 1970,
August 15, 1970, September 15, 1972, April 1, 1973, January 2, 1974, August 15, 1974, August 15, 1974, June 15, 1977, July 1,
1979, June 16, 1981, June 17, 1981, December 1, 1981, August 1,
1982, October 1, 1982, April 15, 1983, November 1, 1985, March 1,
1986, November 1, 1986, March 1, 1987, September 16, 1987, May 1,
1989, August 1, 1989, April 5, 1990, May 21, 1991, May 7, 1992,
September 1, 1992, November 1, 1992, March 1, 1993, March 2, 1993,
July 1, 1993, August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10, 1995, September 6, 1995, September 7, 1995 and October 2, 1997 have been heretofore entered into between the Company and the Trustee to provide, respectively, for the creation of the first through the sixty-second series of Bonds thereunder and, in the case of the supplemental indentures dated January 1, 1948, March 1, 1952, May 15, 1953, May 16, 1955, June 1, 1956, September 15, 1972,
July 1, 1979, June 17, 1981, November 1, 1985, September 16, 1987,
May 1, 1989, May 21, 1991, May 7, 1992, July 1, 1993, October 2,
1997 and one of the supplemental indentures dated August 15, 1974, to convey additional property; and

      WHEREAS, $20,000,000 principal amount of Bonds of the 3-1/4% Series due 1966 (the first series), $5,000,000 principal amount of Bonds of the 3-1/4% Series due 1974 (the second series), $10,000,000 principal amount of Bonds of the 3-1/4% Series due 1975 (the third series), $5,000,000 principal amount of Bonds of the 3-1/4% Series due 1977 (the fourth series), $15,000,000 principal amount of Bonds of the 3% Series due 1983 (the fifth series), $10,000,000 principal amount of Bonds of the 2-7/8% Series due 1984 (the sixth series), $30,000,000 principal amount of Bonds of the 2-3/4% Series due 1985 (the seventh series), $15,000,000 principal amount of Bonds of the 3-1/4% Series due 1987 (the eighth series), $10,000,000 principal amount of Bonds of the 3-7/8% Series due 1988 (the ninth series), $10,000,000 principal amount of Bonds of the 3-3/8% Series due 1990 (the tenth series), $10,000,000 principal amount of Bonds of the 3-5/8%

Series due 1991 (the eleventh series), $25,000,000 principal amount of Bonds of the 4-5/8% Series due 1993 (the twelfth series), $15,000,000 principal amount of Bonds of the 5-1/4% Series due 1994 (the thirteenth series), $40,000,000 principal amount of Bonds of the 5% Series due 1995 (the fourteenth series), $50,000,000 principal amount of Bonds of the 4-3/8% Series due 1998 (the fifteenth series); $45,000,000 principal amount of Bonds of the 7-3/4% Series due 2004 (the twentieth series), $35,000,000 principal amount of Bonds of the 8.85% Series due 2005 (the twenty-first series), $70,000,000 principal amount of Bonds of the 9-1/2% Series due August 15, 2005 (the twenty-second series), $50,000,000 principal amount of Bonds of the 7-3/4% Series due 2007 (the twenty-third series), $25,000,000 principal amount of Bonds of the 5-5/8% Series due 1997 (the twenty-fourth series), $100,000,000 principal amount of Bonds of the 8-3/8% Series due 2009 (the twenty-fifth series), $50,000,000 principal amount of Bonds of the 10-1/4% Series due 1981 (the twenty-sixth series), $50,000,000 principal amount of Bonds of the 10-3/4% Series due 2004 (the twenty-seventh series), $38,300,000 principal amount of Bonds of the 6-1/8% Series due 2007 (the twenty-eighth series), $15,000,000 principal amount of Bonds of the 6-1/2% Series due 2004 (the twenty-ninth series), $20,000,000 principal amount of Bonds of the 6-1/2% Series due 2007 (the thirtieth series), $7,500,000 principal amount of Bonds of the 6-5/8% Series due 2009 (the thirty-first series), $30,000,000 principal amount of Bonds of the Floating Rate Series due 2010 (the thirty-second series), $50,000,000 principal amount of Bonds of the 14-1/2% Series due 1991 (the thirty-third series), $60,000,000 principal amount of Bonds of the 14-1/4% Series due 1992 (the thirty-fifth series), $50,000,000 principal amount of Bonds of the 11-7/8% Series due 1989 (the thirty-sixth series), $37,000,000 principal amount of Bonds of the 8-3/4% Series due 2010 (the thirty-seventh series), $75,000,000 principal amount of Bonds of the 11-1/4% Series due 2015 (the thirty-eighth series), $75,000,000 principal amount of Bonds of the 9-1/4% Series due 2016 (the thirty-ninth series), $75,000,000 principal amount of Bonds of the 8-3/4% Series due 2016 (the fortieth series), $75,000,000 principal amount of Bonds of the 8-1/4% Series due 2017 (the forty-first series), $75,000,000 principal amount of Bonds of the 9% Series due 1990 (the forty-second series), $75,000,000 principal amount of Bonds of the 9-3/4% Series due 2019 (the forty-third series) and $75,000,000 principal amount of Bonds of the 8-5/8% Series due 2019 (the forty-fourth series) have been heretofore redeemed and retired and there are now issued and outstanding under the Original Indenture and under the supplemental indentures referred to above: $45,000,000 principal amount of Bonds of the 4-1/2% Series due 1999 (the sixteenth series); $15,000,000 principal amount of Bonds of the 5-1/8% Series due 2001 (the seventeenth series); $35,000,000 principal amount of Bonds of the 5-7/8% Series due 2002 (the eighteenth series); $40,000,000 principal amount of Bonds of the 6-5/8% Series due 2003 (the nineteenth series); $50,000,000 principal amount of Bonds of the Adjustable Rate Series due 2001 (the thirty-fourth series); $100,000,000 principal amount of Bonds of the 9% Series due 2000 (the forty-fifth series); $100,000,000 principal amount of Bonds of the 9% Series due 2021 (the forty-sixth series); $75,000,000 principal amount of Bonds of the 8-1/2% Series due 2027 (the forty-seventh series); $30,000,000 principal amount of Bonds of the 6% Series due 2022 (the forty-eighth series); $37,000,000 principal amount of Bonds of the 6-3/8% Series due 2023 (the forty-ninth series); $78,000,000 principal amount of Bonds of the 6-1/2% Series due 2008 (the fiftieth series); $40,000,000 principal amount of Bonds of the 7-1/2% Series due 2028 (the fifty-first series);

$100,000,000 principal amount of Bonds of the 7-1/4% Series due 2023 (the fifty-second series); $100,000,000 principal amount of Bonds of the 6-7/8% Series due 2023 (the fifty-third series); $50,000,000 principal amount of Bonds of the 5-5/8% Series due 2003 (the fifty-fourth series); $50,000,000 principal amount of Bonds of the 5-7/8% Series due 2008 (the fifty-fifth series); $75,000,000 principal amount of Bonds of the 6-7/8% Series due 2024 (the fifty-sixth series); $42,500,000 principal amount of Bonds of the 5-3/8% Series due 2024 (the fifty-seventh series); $38,300,000 principal amount of Bonds of the 5-3/8% Series due 2024 (the fifty-eighth series); $16,000,000 principal amount of Bonds of the 5-3/4% Series due 2010 (the fifty-ninth series); $100,000,000 principal amount of Bonds of the 6-1/2% series due 2005 (the sixtieth series); $75,000,000 principal amount of Bonds of the 7-3/8% Series due 2025 (the sixty-first series); and $175,000,000 principal amount of Bonds of the 6-1/4% Series due 2007 (the sixty-second series); and

      WHEREAS, for the purpose of conforming the Original Indenture to the standards prescribed by the Trust Indenture Act of 1939 or otherwise modifying certain of the provisions of the Original Indenture, indentures supplemental thereto dated December 10, 1939, August 10, 1942, October 15, 1942, April 1, 1966, June 16, 1981,
June 17, 1981, December 1, 1981, August 1, 1982, October 1, 1982,
April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986,
March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989,
April 5, 1990, May 21, 1991, May 7, 1992, September 1, 1992,
November 1, 1992, March 1, 1993, March 2, 1993, July 1, 1993,
August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10, 1995,
September 6, 1995, September 7, 1995 and October 2, 1997 have been heretofore entered into between the Company and the Trustee, and for the purpose of conveying additional property, indentures supplemental thereto dated July 15, 1942, October 15, 1947, December 31, 1948, December 31, 1949, February 15, 1951, February 16, 1953, March 15, 1954, March 15, 1955, March 15, 1956, April 1,
1957, May 1, 1958, May 1, 1959, May 2, 1960, April 3, 1961, May 1,
1962, May 1, 1963, April 23, 1964, May 3, 1965, June 1, 1966, April
28, 1967, July 3, 1967, May 1, 1968, June 16, 1969, May 15, 1970,
September 1, 1971, June 17, 1981, November 1, 1985, September 16, 1987, May 1, 1989, May 21, 1991, May 7, 1992, July 1, 1993 and
October 2, 1997 have been heretofore entered into between the Company and the Trustee, and for the purpose of better securing and protecting the Bonds then or thereafter issued and confirming the lien of the Original Indenture, an indenture dated October 15, 1942 supplemental thereto has been heretofore entered into between the Company and the Trustee; the Original Indenture as heretofore amended and supplemented being hereinafter referred to as the "Original Indenture as amended"; and

      [WHEREAS, the Company is entitled to have authenticated and delivered additional Bonds on the basis of the net bondable value of property additions, upon compliance with the provisions of
Section 4 of Article III of the Original Indenture as amended; and]

      WHEREAS, the Company has entered into an Indenture, dated as of __________ __, 1998 (the "Senior Note Indenture"), with The Bank of New York, as trustee (the "Senior Note Trustee"), providing for the issuance thereunder of senior debt securities ("Senior Notes"); and

      WHEREAS, the Company has determined to issue pursuant to a supplemental indenture to be entered into under the Senior Note Indenture a series of Senior Notes in the principal amount of $___,000,000, to be known as the Senior Notes, __% Series due ____ (hereinafter called "Senior Notes of ____ Series); and

      WHEREAS, pursuant to Article Fourteen of the Senior Note Indenture, the Company wishes to issue to the Senior Note Trustee, as security for the Senior Notes of ____ Series, a new Series of Bonds under the Original Indenture as amended (i) that have an aggregate principal amount equal to the principal amount of the Senior Notes of ___ Series, (ii) that have a stated maturity date not earlier than the stated maturity of the Senior Notes of ___ Series, (iii) that bear interest at a rate equal to the interest rate borne by the Senior Notes of ____ Series, (iv) that have interest payment dates that are the same as the interest payment dates of the Senior Notes of ____ Series, and (v) that in all other material respects conform as nearly as is practicable to the terms of the Senior Notes of ____ Series; and

      WHEREAS, for such purposes the Company has determined to issue a sixty-third series of Bonds under the Original Indenture as amended in the principal amount of $___,000,000, to be known as First Mortgage Bonds, __% Series due ____ (hereinafter called "Bonds of ____ Series"); and

      WHEREAS, the Original Indenture as amended provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

      WHEREAS, the Original Indenture as amended provides that the Company and the Trustee may enter into indentures supplemental thereto to add to the covenants and agreements of the Company contained therein other covenants and agreements thereafter to be observed; and to surrender any right or power reserved to or conferred upon the Company in the Original Indenture as amended; and

      WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture as amended and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

      WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      That Potomac Electric Power Company, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants, declares and agrees with the

Trustee and its successors in the trust under the Original
Indenture as amended, for the benefit of those who hold the Bonds and coupons, or any of them, issued or to be issued hereunder or under the Original Indenture as amended, as follows:

                             PART I.

                      DESCRIPTION OF BONDS.

      SECTION 1. The Bonds of ____ Series shall, subject to the provisions of Section 1 of Article II of the Original Indenture as amended, be designated as "First Mortgage Bonds, __% Series due ____" of the Company. The Bonds of ____ Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture as amended, except in so far as the terms and provisions of the Original Indenture as amended are amended or modified by this Supplemental Indenture.

      The Bonds of ____ Series shall mature __________________, and shall bear interest at the rate of________________ (___%) per annum, payable semiannually, commencing _______________, on the ____ day of _______ and the ____ day of ___________________ in each year (each such ______________ and _________________ being
hereinafter called an "interest payment date"). The Bonds of ____ Series shall be payable as to principal and interest in lawful money of the United States of America, and shall be payable (as well the interest as the principal thereof) at the Agency of the Company in the Borough of Manhattan, The City of New York.

      Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes of ____ Series, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Section ___ of the Senior Note Indenture, Bonds of ____ Series in a principal amount equal to the principal amount of such Senior Notes of ____ Series shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any) Bonds of _____ Series shall be surrendered to the Company for cancellation as provided in
Section 1409 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the Bonds of ____ Series, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of or premium or interest on, the Senior Notes of ____ Series has not been so made and (ii) providing the details of such nonpayment.

      Subject to the preceding paragraph, the interest payable on any interest payment date shall be paid to the persons in whose names the Bonds of ____ Series are registered at the close of business on the last business day (hereinafter called the "record date") which is more than ten days prior to such interest payment date, a "business day" being any day that is not a day on which banks in the City of New York, are authorized by law to close; except that if the Company shall default in the payment of any interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Bonds of ____ Series are registered on the date of payment of such defaulted interest, or in accordance with the regulations of any securities exchange on which the Bonds of ____ Series are listed.

      Each Bond of ____ Series is to be issued to and registered in the name of the Senior Note Trustee to be held under the terms of the Senior Note Indenture as security for the Senior Notes of ____
Series.      The Bonds of ____ Series shall not be assignable or
transferable except as permitted or required by Section 1408 of the Senior Note Indenture.

      Except as provided hereinafter, every Bond of ____ Series shall be dated as of the date of its authentication and delivery, or if that is an interest payment date, the next day, and shall bear interest from the interest payment date next preceding its date or the date of delivery of the initial Bonds of ____ Series, whichever is later. Notwithstanding Section 6 of Article II of the Original Indenture, any Bond of ____ Series authenticated and delivered by the Trustee after the close of business on the record date with respect to any interest payment date and prior to such interest payment date shall be dated as of the date next following such interest payment date and shall bear interest from such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date, such Bond shall bear interest from the next preceding interest payment date or the date of delivery of the initial Bonds of ____ Series, whichever is later.

      SECTION 2. The Bonds of ____ Series, and the Trustee's certificate to be endorsed on the Bonds of ____ Series, shall be substantially in the following forms, respectively:


              [FORM OF FACE OF BOND OF ____ SERIES]


THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER
THE INDENTURE, DATED _____, 1998, AS SUPPLEMENTED, BETWEEN POTOMAC ELECTRIC POWER COMPANY AND THE BANK OF NEW YORK, AS TRUSTEE


                 POTOMAC ELECTRIC POWER COMPANY
        (A District of Columbia and Virginia corporation)

            First Mortgage Bond, __% Series Due ____

No.                                                      $_______
                                                CUSIP No. _______

      POTOMAC ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the District of Columbia and a domestic corporation of the

Commonwealth of Virginia (hereinafter called the "Company", which term shall include any successor corporation as defined in the Amended Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as trustee, or registered assigns, the sum of __________________ dollars, on the ____ day of ______________, in lawful money of the United States of America, and to pay interest thereon in like money from the later of the date of delivery of the initial Bonds of ____ Series or the interest payment date __________ or __________ next preceding the date of this Bond, or if the Company shall default in the payment of interest due on such interest payment date, then from the next preceding interest payment date or the date of delivery of the initial Bonds of ____ Series, whichever is later, at the rate of _______________________ per annum, payable semiannually, commencing
__________________, on the ____ day of ________________ and
_________________ in each year until maturity, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture. The interest so payable on any ___________ or ________________ will, subject to certain exceptions provided in the indenture dated as of ___________________, supplemental to the Amended Indenture, be paid to the person in whose name this Bond is registered at the close of business on the last business day which is more than ten days prior to such __________________ or _________________. Both principal of, and interest on, this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York.

      Under an Indenture dated as of ________, 1998 (hereinafter sometimes referred to as the "Senior Note Indenture"), between Potomac Electric Power Company and The Bank of New York, as trustee (hereinafter sometimes called the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this Bond, an issue of senior notes under the Senior Note Indenture entitled Senior Notes, ___% Series due _____________ (the "Senior Notes of ____ Series"). Pursuant to Article XIV of the Senior Note Indenture, this Bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Senior Notes of ____ Series. Payment of principal of, or premium, if any, or interest on, the Senior Notes of ____ Series shall constitute payments on this Bond.

      Reference is made to the further provisions of this Bond set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Bond shall not be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York, the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, shall have signed the form of certificate endorsed hereon.

      IN WITNESS WHEREOF, Potomac Electric Power Company has caused this Bond to be signed in its name by the signature (or a facsimile thereof) of its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by the facsimile signature of its Secretary or an Assistant Secretary.

                                    POTOMAC ELECTRIC POWER COMPANY


                                    By  __________________________
                                              Vice President

Attest:


____________________________
        Secretary


                 [FORM OF TRUSTEE'S CERTIFICATE]

      This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Amended Indenture and the Supplemental Indenture dated as of _____________________.

Dated:                              The Bank of New York
                                      Trustee.

                                    By  __________________________
                                           Authorized Signatory

     [TEXT APPEARING ON REVERSE SIDE OF BOND OF ____ SERIES]

      This Bond is one of a duly authorized issue of Bonds of the Company (hereinafter called the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured (except in so far as any purchase or sinking fund or analogous provisions for any particular series of Bonds, established by any indenture supplemental to the Amended Indenture hereinafter mentioned, may afford additional security for such Bonds) by a mortgage and deed of trust, dated July 1, 1936, executed by the Company to The Bank of New York as successor to The Riggs National Bank of Washington, D.C. (herein called the "Trustee"), as trustee, as amended by indentures supplemental thereto dated December 10, 1939, August 10, 1942, October 15, 1942, April 1, 1966, June 16, 1981, June 17, 1981,
December 1, 1981, August 1, 1982, October 1, 1982, April 15, 1983,
November 1, 1985, March 1, 1986, November 1, 1986, March 1, 1987,
September 16, 1987, May 1, 1989, August 1, 1989, April 5, 1990, May
21, 1991, May 7, 1992, September 1, 1992, November 1, 1992, March
1, 1993, March 2, 1993, July 1, 1993, August 20, 1993, September
29, 1993, September 30, 1993, October 1, 1993, February 10, 1994,
February 11, 1994, March 10, 1995, September 6, 1995, September 7, 1995 and October 2, 1997 (said mortgage and deed of trust, as so amended, being herein called the "Amended Indenture") and all indentures supplemental thereto, to which Amended Indenture and supplemental indentures reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 80% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture, and by an affirmative vote of not less than 80% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional, or which reduces the percentage of Bonds the affirmative vote of which is required for the making of such modifications or alterations. The Company is proposing an amendment to the Amended Indenture which would replace "80%" with "60%" in the preceding sentence, which amendment will become effective upon the consent or agreement thereto of the holders of all the outstanding Bonds. The holder of this Bond will be deemed to have approved such amendment. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided.

      This Bond is one of a series designated as the "First Mortgage Bonds, ___% Series due ____ (herein called the "Bonds of ____ Series") of the Company, issued under and secured by the Amended Indenture and all indentures supplemental thereto and described in the indenture (herein called the "New Supplemental Indenture"), dated as of _______________, between the Company and the Trustee, supplemental to the Amended Indenture.

      Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes of ___ Series, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 1302 of the Senior Note Indenture, Bonds of___ Series in a principal amount equal to the principal amount of such Senior Notes of ___ Series (having both a corresponding maturity date and interest rate) shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any) such Bonds of ___ Series shall be surrendered to the Company for cancellation as provided in
Section 1409 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Notes of ___ Series, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of, or premium or interest on, the Senior Notes of
___ Series not been made (ii) providing the details thereof.

      This Bond is redeemable (i) on such dates, in such principal amounts and at the redemption prices as the corresponding Senior Notes of ____ Series and (ii) upon written demand of the Senior Note Trustee following the occurrence of an Event of Default under the Senior Note Indenture and the acceleration of the corresponding Senior Notes of ____ Series as provided in Section 502 of the Senior Note Indenture.

      This Bond shall not be assignable or transferable except as permitted or required by Section 1408 of the Senior Note Indenture.


      As provided in Section 1409 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligation of the Company with respect to this Bond shall be deemed to be satisfied and discharged, this Bond shall cease to secure in any manner the Senior Notes of ___ Series or any other senior notes outstanding under the Senior Note Indenture and, pursuant to Section 1409 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this Bond to the Company for cancellation.

      In case an event of default, as defined in the Amended Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Amended Indenture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds entitled to vote then outstanding.

      No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or otherwise in respect hereof or of the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

      Section 3. The Bonds of____ Series shall be registered Bonds without coupons in denominations of any multiple of $1,000, numbered consecutively upwards from ____.

      Section 4. Until Bonds of____ Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds for such series in temporary form, as provided in
Section 9 of Article II of the Original Indenture as amended.

                            PART II.

                         Issue of Bonds.

      Section 1. Except for Bonds of ____ Series issued pursuant to
Section 13 of Article II of the Original Indenture as amended, the principal amount of Bonds of ____ Series which may be authenticated and delivered hereunder is limited to $___,000,000 aggregate principal amount.

      Section 2. Bonds of____ Series, in the aggregate principal amount permitted in Section 1 of this Part II, may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) to or upon the order of the Company evidenced by a writing or writings, signed by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, at such time or times as may be requested by the Company subsequent to the receipt by the Trustee of

      (1) the certified resolution and the officers' certificate required by Section 3(a) and Section 3(b) of Article III of the Original Indenture as amended;

      (2) the opinion of counsel required by Section 3(c) of
Article III of the Original Indenture as amended;

      (3) cash, if any, in the amount required to be deposited by
Section 3(d) of Article III of the Original Indenture as amended, which shall be held and applied by the Trustee as provided in said
Section 3(d);

      (4) the certificates, instruments, opinions of counsel, prior lien bonds and cash, if any, required by Section 4 of Article III of the Original Indenture as amended, except that, as required by
Part V of this Supplemental Indenture, property additions purchased, constructed or otherwise acquired on or before December 31, 1946 shall not be made the basis for the authentication and delivery of Bonds of ____ Series; and

      (5) the certificates and opinions required by Article XVIII of the Original Indenture as amended.

                            PART III.

              Redemption and Cancellation of Bonds.

      SECTION 1. Bonds of _____ Series shall not be redeemable except on the respective dates, in the respective principal amounts and for the respective redemption prices that correspond to the redemption dates for, the principal amounts to be redeemed of, and the redemption prices for, the Senior Notes of ____ Series and except as set forth in Section 2 herein.

      In the event the Company redeems any Senior Notes of ____
Series prior to maturity in accordance with the provisions of the Senior Note Indenture, the

Senior Note Trustee shall on the same date deliver to the Company the Bonds of ____ Series in principal amounts corresponding to the Senior Notes of ____ Series so redeemed, as provided in Section 1409 of the Senior Note Indenture. The Company agrees to give the Senior Note Trustee notice of any such redemption of the Senior Notes of ____ Series on or before the date fixed for any such redemption.

      SECTION 2. Upon the occurrence of an Event of Default under the Senior Note Indenture and the acceleration of the Senior Notes of ____ Series, the Bonds of ____ Series shall be redeemable in whole upon receipt by the Company of a written demand (hereinafter called a "Redemption Demand") from the Senior Note Trustee stating that there has occurred under the Senior Note Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the Senior Notes of ____ Series, specifying the last date to which interest on such notes has been paid (such date being hereinafter referred to as the "Initial Interest Accrual Date") and demanding redemption of
Bonds of ____ Series.   The Company waives any right it may have to
prior notice of such redemption under the Original Indenture as amended. Upon surrender of the Bonds of ____ Series by the Senior Note Trustee to the Trustee, the Bonds of ____ Series shall be redeemed at a redemption price equal to the principal amount thereof plus accrued interest thereon from the Initial Interest Accrual Date to the date of the Redemption Demand; provided, however, that in the event of a rescission of acceleration of Senior Notes of ___ Series pursuant to paragraph of Section ___ of the Senior Note Indenture, then any Redemption Demand shall thereby be deemed to be rescinded by the Senior Note Trustee; but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

      SECTION 3. As provided in Section 1404 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to the Bonds of ___ Series shall be deemed to be satisfied and discharged, the Bonds of ___ Series shall cease to secure in any manner the Senior Notes of ___ Series or any other senior notes outstanding under the Senior Note Indenture and, pursuant to
Section 1409 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver the Bonds of ___ Series to the Company for cancellation.

      Section 4. All Bonds delivered to or redeemed by the Trustee pursuant to the provisions of this Part III shall forthwith be cancelled.

                            PART IV.

         Additional Particular Covenants of the Company.

      The Company hereby covenants, warrants and agrees that so long as any Bonds of____ Series are outstanding:

      Section 1. The Company will not withdraw, pursuant to the provisions of Section 2 of Article VIII of the Original Indenture as amended, any moneys held by the Trustee as part of the trust estate in excess of an amount equal to the aggregate principal amount of such of the refundable Bonds as were theretofore issued by the Company; and that upon any such withdrawal by the Company refundable Bonds equal in aggregate principal amount to the amount so withdrawn shall be deemed to have been made the basis of such withdrawal.

      Section 2. Property additions purchased, constructed or otherwise acquired on or before December 31, 1946 shall not be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash, or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Indenture.

                             PART V.

         Amendment of Indenture to Permit Qualification
               Under Trust Indenture Act of 1939.

      The Company and the Trustee, from time to time and at any time, without any vote or consent of the holders of the Bonds of ____ Series, may enter into such indentures supplemental to the Original Indenture as may or shall by them be deemed necessary or desirable to add to or modify or amend any of the provisions of the Original Indenture so as to permit the qualification of the Original Indenture under the Trust Indenture Act of 1939.

      Except to the extent specifically provided herein, no provision of this Supplemental Indenture is intended to modify, and the parties hereto do hereby adopt and confirm, the provisions of
Section 318(c) of the Trust Indenture Act of 1939 which amend and supersede provisions of the Original Indenture, as supplemented, in effect prior to November 15, 1990.

                            PART VI.

                Amendment of Original Indenture.

      Notwithstanding any other provisions of the Original Indenture as amended, the holders of the Bonds of ____ Series, by their holding of such Bonds, are deemed to have approved the following amendment to the Original Indenture as amended and to have authorized the Trustee to take any action necessary to evidence or effectuate such approval:

      Sections 5 and 6 of Article XV of the Original Indenture as amended are hereby amended by changing the words and figures "eighty percent. (80%)" to the words and figures "sixty percent. (60%)" wherever in such Sections such words and figures occur.

                            PART VII.

                          The Trustee.

      The Trustee hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture as amended set forth and upon the following terms and conditions:

      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Original Indenture as amended shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                           PART VIII.

                    Miscellaneous Provisions.

      This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

      Potomac Electric Power Company hereby constitutes and appoints Dennis R. Wraase, one of its Senior Vice Presidents, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgments of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said Potomac Electric Power Company.

      The Bank of New York, hereby constitutes and appoints
___________________, one of its _________________, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgments of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said The Bank of New York.

      IN WITNESS WHEREOF, said Potomac Electric Power Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said The Bank of New York, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its ________________, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its _________________, all as of the ____ day of ______________, One thousand nine hundred and ninety-____.

                                     Potomac Electric Power Company
(Corporate Seal)


                                     By  ........................
                                             DENNIS R. WRAASE,
                                           Senior Vice President
Attested:


 ..................................
      ELLEN SHERIFF ROGERS,
          Secretary

 Signed, sealed and delivered by
Potomac Electric Power Company in
        the presence of:


 ...................................


 ...................................
                        As Witnesses


                                   The Bank of New York, as Trustee
(Corporate Seal)

                                   By  ............................
                                              Vice President
Attested:


 ...................................
       MARY BETH LEWICKI
   Assistant Vice President

Signed, sealed and delivered by The
  Bank of New York in the presence
                of:


 ...................................


 ...................................
                        As Witnesses

City of Washington,

District of Columbia, ss.:

      I, Lisa A. Poole, a Notary Public in and for the District of Columbia, United States of America, whose commission as such will expire ______________, do hereby certify that Dennis R. Wraase and Ellen Sheriff Rogers, whose names as Senior Vice President and Secretary, respectively, of Potomac Electric Power Company, a corporation, are signed to the foregoing and hereto attached deed, bearing date as of the ____ day of _________________, 199_
personally appeared this day before me in my District aforesaid and acknowledged themselves to be, respectively, a Senior Vice President and the Secretary of Potomac Electric Power Company, and that they as such, being authorized so to do, executed the said deed by signing the name of Potomac Electric Power Company by Dennis R. Wraase, as Senior Vice President, and attested by Ellen Sheriff Rogers, as Secretary, and acknowledged the same before me in my District aforesaid and acknowledged the foregoing instrument to be the act and deed of Potomac Electric Power Company.

      Given under my hand and official seal this ____ day of ____________, 199_.

(Notarial Seal)

                                 ..................................
                                            Notary Public
                                         District of Columbia

City of Washington,
District of Columbia, ss.:

      I, Lisa A. Poole, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that Dennis
R. Wraase, a Senior Vice President of Potomac Electric Power Company, a corporation, one of the parties to the foregoing instrument bearing date as of the ____ day of _____________, 199_ and hereto annexed, this day personally appeared before me in the City of Washington, the said Dennis R. Wraase being personally well known to me as the person who executed the said instrument as a Senior Vice President of and on behalf of said Potomac Electric Power Company and known to me to be the attorney-in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, he acknowledged said instrument to be the act and deed of said Potomac Electric Power Company, and delivered the same as such. I further certify that the said Dennis R. Wraase, being by me duly sworn, did depose and say that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order. My commission expires ________________.

      Given under my hand and official seal this ___ day of ______________, 199_.

(Notarial Seal)

                                        ...........................
                                                Notary Public
                                            District of Columbia

City of New York,
State of New York, ss.:

      I, _______________, a Notary Public in and for the City of New York, State of New York, do hereby certify that ______________ and Mary Beth Lewicki, whose names as Vice President and Assistant Vice President, respectively, of The Bank of New York, a corporation, are signed to the foregoing and hereto attached deed, bearing date as of the ___ day of _____________, 199_, personally appeared before me this day in the State aforesaid and acknowledged themselves to be, respectively, a Vice President and an Assistant Vice President of The Bank of New York, and that they as such, being authorized so to do, executed the said deed by signing the name of The Bank of New York, by ______________________ as Vice President, and attested by Mary Beth Lewicki, as Assistant Vice President, and acknowledged the same before me in the State aforesaid and acknowledged the foregoing instrument to be the act and deed of The Bank of New York, as therein set forth.

      Given under my hand and notarial seal this ____ day of ____________, 199_.

(Notarial Seal)
                                      .............................
                                              Notary Public
                                            New York, New York

                            My Commission Expires               .

City of New York,
State of New York, ss.:

      ______________________, of full age, being sworn according to law, on his oath deposes and says that he is a ______________________ of The Bank of New York, the Trustee named
in the foregoing Supplemental Indenture, dated as of the ___   day
of _________________, 199_, that he is the agent of said Trustee for the purpose of perfecting such Supplemental Indenture and that the consideration in the Original Indenture referred to therein and in all indentures supplemental to said Original Indenture, including the foregoing Supplemental Indenture, is true and bona fide as therein set forth.



                                 .............................

Subscribed and sworn to before me
this ____ day of ___________, 199_.

 ...................................
         Notary Public

My Commission Expires                  .

(Notarial Seal)

City of New York,
State of New York ss.:,

      I, ___________________, a Notary Public in and for the City of New York, State of New York, do hereby certify that _________________ a Vice President of The Bank of New York, a corporation, one of the parties to the foregoing instrument bearing date as of the ____ day of _______________, 199_, and hereto annexed, this day personally appeared before me in the City of New York, the said ________________________, being personally well known to me as the person who executed the said instrument as a Vice President of and on behalf of said The Bank of New York, and known to me to be the attorney-in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, he acknowledged said instrument to be the act and deed of said The Bank of New York, and delivered the same as such. I further certify that the said _______________________, being by me duly sworn, did depose and say that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

      Given under my hand and official seal this ___ day of _____________, 199_.

(Notarial Seal)
                                      ...........................
                                              Notary Public
                                           New York, New York

                               My Commission Expires ____________.

                    CERTIFICATE OF RESIDENCE

      The Bank of New York, Mortgagee and Trustee within named, hereby certifies that its precise residence is 101 Barclay Street, New York, NY 10286.

                                       The Bank of New York


                                       By  ........................
                                               MARY BETH LEWICKI,
                                           Assistant Vice President